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                                                                     Exhibit 4.4

                                  $120,000,000

                              WII COMPONENTS, INC.

                            10% SENIOR NOTES DUE 2012

                               PURCHASE AGREEMENT

                                                               February 12, 2004

CREDIT SUISSE FIRST BOSTON LLC,
  As Representative of the Several Purchasers,
    Eleven Madison Avenue,
      New York, New York 10010-3629

Dear Sirs:

     1. INTRODUCTORY. WII Components, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S.$120,000,000 principal amount of its 10% Senior Notes Due 2012 (the "OFFERED SECURITIES"). The Offered Securities will be unconditionally guaranteed (each, a "GUARANTEE") on an unsecured senior basis by each of the Company's subsidiaries listed on Schedule B hereto (the "GUARANTORS"). The Offered Securities are to be issued under an indenture to be dated as of February 18, 2004 (the "INDENTURE"), among the Company, the Guarantors and U.S. Bank National Association, as Trustee. The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT".

     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company, the Guarantors and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the "COMMISSION") registering the resale of the Offered Securities under the Securities Act.

     The Company and the Guarantors hereby jointly and severally agree with the several Purchasers as follows:

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. The Company and each Guarantor, jointly and severally, represents and warrants to, and agrees with, the several Purchasers that:

          (a) A preliminary offering circular dated February 1, 2004, and an offering circular dated February 12, 2004, relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or

                                        1
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     omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (which jurisdictions are set forth opposite its name on Schedule B hereto), except where the failure to be so qualified or to be in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), earnings, business affairs, business prospects, properties or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT").

          (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (which jurisdictions are set forth opposite its name on Schedule B hereto), except where the failure to be so qualified or to be in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except for liens and encumbrances (i) under the credit agreement dated as of April 9, 2003 by and among Woodcraft Industries, Inc., PrimeWood, Inc., Brentwood Acquisition Corp., the Lenders (as defined therein) and Antares Capital Corporation, as a Lender and as an agent for the Lenders and (ii) contemplated under the credit agreement described under the heading "The Senior Credit Facility" in the Offering Document (collectively, the "SENIOR CREDIT FACILITY"), the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (d) The Indenture has been duly authorized by the Company and each of the Guarantors; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered (assuming due execution and delivery by the Trustee) and will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) The Offered Securities have been duly authorized by the Company; when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), such Offered Securities
     (i) will have been duly executed, authenticated, issued and delivered, (ii) will conform in all material respects to the description thereof contained in the Offering Document and be entitled to the benefits provided in the Indenture and (iii) will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (f) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person that would give rise to a valid claim against the Company or any Guarantor or any Purchaser for a brokerage commission, finder's fee or other like payment.

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          (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities, the Exchange Securities (as defined in the Registration Rights Agreement) and the Private Exchange Securities (as defined in the Registration Rights Agreement) by the Company, or the issuance of the Guarantees by the Guarantors, except (i) for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective and (ii) as may be required under foreign and state securities or "blue sky" laws.

          (h) The execution, delivery and performance of the Indenture, the Guarantees, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities, the Exchange Securities and the Private Exchange Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (except, in each of the preceding cases, for such breaches, violations or defaults as would not individually or in the aggregate have a Material Adverse Effect), or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, and the Exchange Securities and Private Exchange Securities as contemplated by the Registration Rights Agreement, and each Guarantor has full power and authority to issue the Guarantees endorsed thereon, in each case as contemplated by this Agreement and the Registration Rights Agreement.

          (i) On the Closing Date, the Exchange Securities and the Private Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities and the Private Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities and the Private Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (j) Each Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor; and when the Guarantees are delivered by the Guarantors, such Guarantees will have been duly executed and delivered by the Guarantors. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantees of the Guarantors will conform in all material respects to the descriptions thereof contained in the Offering Document and will constitute valid and legally binding obligations of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (k) Each Guarantee to be endorsed on the Exchange Securities and Private Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Exchange Securities and Private Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to

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     bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (l) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and each of the Guarantors, and each is a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except that any rights to indemnity or contribution thereunder may be limited by Federal or state securities laws or public policy considerations. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.

          (m) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects (except for liens and encumbrances under the Senior Credit Facility) that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (n) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (o) Except as disclosed in the Offering Document, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened that might have a Material Adverse Effect.

          (p) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (q) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, there is no pending investigation which might lead to such a claim.

          (r) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective

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     properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

          (s) The financial statements (including the notes thereto) included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Offering Document (i) except as stated therein have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (ii) have been properly computed on the bases described therein; to the Company's knowledge, the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect in all material respects to those assumptions, and the pro forma columns therein reflect the proper application in all material respects of those adjustments to the corresponding historical financial statement amounts.

          (t) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (u) Neither the Company nor any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and neither the Company nor any Guarantor is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act.

          (v) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 (the "EXCHANGE ACT") or quoted in a U.S. automated inter-dealer quotation system.

          (w) Assuming the accuracy of the Purchasers' representations and warranties and the Purchasers' compliance with the agreements in Section 4 hereof and compliance with the limitations and restrictions contained under the heading "Transfer Restrictions" in the Offering Document, the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder ("REGULATION S"); and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

          (x) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to

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     any U.S. person (as such terms are defined in Regulation S under the
     Securities Act) the Offered Securities or the Guarantees or any security of the same class or series as the Offered Securities or the Guarantees or
     (ii) has offered or will offer or sell the Offered Securities or the Guarantees (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company and its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities or the Guarantees except for this Agreement.

          (y) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company.

          (z) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such default that would not individually or in the aggregate have a Material Adverse Effect.

          (aa) Assuming the accuracy of the Purchasers' representations and warranties and the Purchasers' compliance with the agreements in Section 4 hereof and compliance with the limitations and restrictions contained under the heading "Transfer Restrictions" in the Offering Document, the Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions. The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

          (bb) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities in any registration statement required to be filed pursuant to the Registration Rights Agreement.

          (cc) Assuming the accuracy of the Purchasers' representations and warranties and the Purchasers' compliance with the agreements in Section 4 hereof and compliance with the limitations and restrictions contained under the heading "Transfer Restrictions" in the Offering Document, it is not necessary in connection with the issuance and sale of the Offered Securities or the initial resale of the Offered Securities by the Purchasers in the manner contemplated by this Agreement and the Offering Document to register any of the Offered Securities or the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

          (dd) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

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      3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof plus accrued interest from February 18, 2004 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more temporary global Securities in registered form without interest coupons (the " REGULATION S GLOBAL SECURITIES") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one or more permanent global securities in registered form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities and the Regulation S Global Securities shall include the applicable legends regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Interests in any permanent global securities will be held only in book-entry form through DTC except in the limited circumstances described in the Offering Document.

     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account specified by the Company at the office of Cravath, Swaine & Moore LLP at 10:00 A.M. (New York time), on February 18, 2004 or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

      4. REPRESENTATIONS BY PURCHASERS; RESALE BY PURCHASERS.

          (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A ("RULE 144A") or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases

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     the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

          (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or any Guarantor; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

      5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Purchasers that:

          (a) The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent, which consent may not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 6.

          (b) The Company will furnish to CSFB copies of any Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests, and the Company will furnish to CSFB on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, PROVIDED that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or province.

          (d) During the period of five years hereafter, the Company will furnish to CSFB and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to CSFB and, upon request, to each of the other Purchasers such other information concerning the Company as CSFB may reasonably request.

          (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (f) Until all of the Initial Securities have had their transfer restrictions removed pursuant to the Registration Rights Agreement, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them, except for Offered Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act, PROVIDED, HOWEVER, that the foregoing shall not in any way limit resales of Exchange Securities.

          (g) During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisors; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) for expenses incurred in distributing Preliminary Offering Circulars and the Offering Circular (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all reasonable travel expenses of the Purchasers and the Company's officers and employees and any other reasonable expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

          (i) In connection with the offering, until CSFB shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (j) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (except with respect to the Offered Securities as contemplated by the Registration Rights Agreement) relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company or any Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB. The Company and the Guarantors will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

      6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of officers of the Company contained in a certificate delivered to the Purchasers pursuant to the provisions of this Section 6, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

          (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP, in form and substance satisfactory to the Purchasers, concerning the financial information with respect to the Company set forth in the Offering Document.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers, including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Purchasers shall have received an opinion, dated the Closing Date, of Goodwin Procter LLP, counsel for the Company, that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions set forth opposite its name on Schedule B hereto, except where the failure to be so qualified or to be in good standing would not individually or in the aggregate have a Material Adverse Effect;

               (ii) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions set forth opposite its name on Schedule B hereto, except where the failure to be so qualified or to be in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary is owned of record by the Company, directly or through subsidiaries, and, except for liens and encumbrances under the Senior Credit Facility, is owned free from liens, encumbrances and defects.

               (iii) The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and constitutes a valid and legally binding obligation of the Company and each Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (iv) The Offered Securities conform to the description thereof contained in the Offering Document. The Offered Securities have been duly authorized and, when the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Offered Securities will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (v) The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor, and has been duly executed and delivered by each such Guarantor and conforms to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (vi) The Guarantee to be endorsed on the Exchange Securities and Private Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Exchange Securities and Private Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (vii) The Exchange Securities and Private Exchange Securities have been duly authorized by the Company; and when the Exchange Securities and Private Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities and Private Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (viii) No consent, approval, authorization or order of, or filing with, any governmental agency or body pursuant to Applicable Laws (as defined below) or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities, the Exchange Securities and the Private Exchange Securities by the Company, except such as may be required under state securities or "blue sky" laws (as to which no opinion need be rendered) and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective. "APPLICABLE LAWS" means those laws, rules and regulations of the United States of America, the State of Delaware and the State of New York that are normally applicable to transactions of the type contemplated by this Agreement;

               (ix) To such counsel's knowledge, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or contemplated.

               (x) The execution, delivery and performance of the Indenture, the Guarantees, this Agreement and the Registration Rights Agreement, the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof and the use of the proceeds of the Offered Securities as described in the Offering Document under the caption "Use of Proceeds" will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (except, in each of the preceding cases, for such breaches, violations or defaults as would not individually or in the aggregate have a Material Adverse Effect), or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

               (xi) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and each of the Guarantors; and each is a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except that any rights to indemnity or contribution thereunder may be limited by Federal or state securities laws or public policy considerations.

               (xii) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities and the Guarantees by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities and the Guarantees by the several Purchasers in the manner contemplated hereby to register the Offered Securities or the Guarantees under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act;

               (xiii) Neither the Company nor any Guarantor is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act; and

               (xiv) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

In addition, such counsel shall state that, based on such counsel's participation in the preparation of the Offering Document and without assuming responsibility for the fairness or completeness of the information contained in the Offering Document and having made no independent verifications thereof, such counsel has no reason to believe that the Offering Document, or any amendment or supplement thereto, as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Offering Document of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; it being understood that such counsel need make no statement as to the financial statements or other financial or statistical data derived from such financial statements contained in the Offering Document;

     (d) The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Document or as described in such certificate.

     (f) The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such letter will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

     (g) The Purchasers shall have received a certificate, dated the Closing Date, of Dale Herbst, Chief Financial Officer of the Company, relating to certain financial data presented under the heading "Recent Developments" in the Offering Document, in form and substance reasonably satisfactory to the Purchasers in all respects.

     (h) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture in form and substance reasonably satisfactory to the Purchasers and the Indenture shall be in full force and effect.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

      7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and each Guarantor will indemnify and hold harmless each Purchaser, its partners, members, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the sixth and tenth paragraphs, the first sentence of the third paragraph and the third sentence of the ninth paragraph, in each case under the caption "Plan of Distribution"; PROVIDED, HOWEVER, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and PROVIDED FURTHER that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or
(b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnified party shall effect any settlement of any pending or threatened action for which indemnification is provided without the prior written consent of the indemnifying parties, such consent not to be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser in connection with the purchase of the Offered Securities exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. DEFAULT OF PURCHASERS. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv),
(v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it them in connection with the offering of the Offered Securities.

     10. NOTICES. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at WII Components, Inc., 525 Lincoln Avenue SE, St. Cloud, Minnesota 56304, Attention:
John Fitzpatrick, Chief Executive Officer and President; PROVIDED, HOWEVER, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

     12. REPRESENTATION OF PURCHASERS. CSFB will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFB will be binding upon all the Purchasers.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.


                                      Very truly yours,

                                           WII COMPONENTS, INC.

                                           By: /s/ Dennis Sisco
                                           --------------------------------
                                              Name: Dennis Sisco
                                              Title: President


                                           WOODCRAFT INDUSTRIES, INC.

                                           By: /s/ Dale B. Herbst
                                           ---------------------------
                                              Name: Dale B. Herbst
                                              Title: Chief Financial Officer


                                           PRIMEWOOD, INC.

                                           By: /s/ Dale B. Herbst
                                           ---------------------------
                                              Name: Dale B. Herbst
                                              Title: Chief Financial Officer


                                           BRENTWOOD ACQUISITION CORP.

                                           By: /s/ Dale B. Herbst
                                           ---------------------------
                                              Name: Dale B. Herbst
                                              Title: Chief Financial Officer


The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
Acting on behalf of itself and as the
Representative of the several Purchasers


By: /s/ Illegible
-------------------------
   Name:
   Title: